SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 18, 2005

ADAPTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction	(Commission	File Number)
of incorporation)	(I.R.S. Employer	Identification No.)

691 S. Milpitas Boulevard
Milpitas, CA
95035
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (408) 945-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 18, 2005, the Compensation Committee of the Board of Directors of Adaptec, Inc. (“Adaptec” or the “Company”) amended the Adaptec Incentive Plan (“AIP”) for the second half of fiscal 2006.  Under the amended AIP, all full or part-time exempt employees in grade 21 and above, except commissioned sales employees, are eligible to participate in the AIP. The funding of the AIP incentive pool is contingent upon the Company achieving financial goals determined by the Compensation Committee relating to the Company’s revenue and operating profit before taxes, and achieving four strategic goals.  Achievement of the financial goals will result in 75% of the AIP incentive pool being funded, while the remaining 25% of the AIP pool will be funded if the Company achieves three of the four strategic goals. In the event that the Company achieves three of the four strategic goals, but does not achieve the financial goals, the portion of the AIP related to the achievement of the strategic goals will still be paid.

A copy of the amended and restated AIP is attached to this Form 8-K as Exhibit 10.01 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description of Exhibit

10.01	Amended and Restated Adaptec Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAPTEC, INC.

By:	/s/ Marshall L. Mohr
Marshall L. Mohr
Vice President and Chief Financial Officer
Date: November 23, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.01	Amended and Restated Adaptec Incentive Plan